                                                        Exhibit 99.2

                                                        Exhibit to Annual Report
                                                        on Form 10-K of
                                                        Angelica Corporation



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                   Form 11-K

(Mark One)

(x) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

     For the fiscal year ended     December 31, 1997
                               -------------------------------------------------
                                   OR

( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

     For the transition period from                      to
                                    --------------------    --------------------

     Commission file number       1-5674
                           -----------------------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                            THE ANGELICA CORPORATION
                             COLLINWOOD 401(k) PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive officer:

                              ANGELICA CORPORATION
                           424 South Woods Mill Road
                       Chesterfield, Missouri 63017-3406

Financial Statements and Exhibits.
---------------------------------

      (a)    Financial Statements.                                Pages of this
             --------------------                                 -------------
                                                                  Form 11-K
                                                                  ---------

             Report of Independent Public Accountants                   5

             Statement of Net Assets Available for                      6-7
             Plan Benefits - December 31, 1997 and
             December 31, 1996

             Statement of Changes in Net Assets                         8
             Available for Plan Benefits - Fiscal
             Year ended December 31, 1997

             Notes to Financial Statements                              9-11

             Schedule I                                                 12

             Schedule II                                                13


      (b)    Exhibits.
             --------

             23.   Consent of Independent Public Accountants.

                            THE ANGELICA CORPORATION
                            COLLINWOOD 401(k) PLAN

                            FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1997 AND 1996
                            TOGETHER WITH AUDITORS' REPORT

                             THE ANGELICA CORPORATION
                             ------------------------

                              COLLINWOOD 401(k) PLAN
                              ----------------------


                    FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                    -----------------------------------------------

                               DECEMBER 31, 1997 AND 1996
                               --------------------------


                                    TABLE OF CONTENTS
                                    -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
   Statement of Net Assets Available for Plan Benefits--December 31, 1997 Statement of Net Assets Available for Plan Benefits--December 31, 1996 Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1997

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
   Schedule I:  Item 27a - Schedule of Assets Held for Investment
      Purposes--December 31, 1997
   Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1997

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Collinwood 401(k) Plan (the Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



      /s/ Arthur Andersen LLP



St. Louis, Missouri,
  March 27, 1998

                                                THE ANGELICA CORPORATION
                                                ------------------------

                                                 COLLINWOOD 401(k) PLAN
                                                 ----------------------


                                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                  ---------------------------------------------------

                                                    DECEMBER 31, 1997
                                                    -----------------
                                                                                         Investment Funds
                                                                              --------------------------------------
                                                                                                           Directed
                                                                                           Interest        Purchase
                                                                              Mutual        Income          of Life
                                                              Total            Fund          Fund          Insurance
                                                              -----           ------       --------        ---------
                          ASSETS
                          ------
INVESTMENTS, at fair value:
   Washington Mutual Investors Fund                          $  3,047         $3,047       $   -             $  -
   Society National Bank MGD GIC Fund                         855,594           -           855,594             -
   Boatmen's BT Short-Term Investment Fund                     15,496             51         15,383             62
   Loans to participants                                       66,918           -            66,918             -
                                                             --------         ------       --------          -----
                                                              941,055          3,098        937,895             62
OTHER ASSETS:
   Contributions receivable (including employer's
      contribution of $1,044)                                   4,997             74          4,826             97
   Interest and dividends receivable                               59           -                59             -
   Loan payments receivable                                     2,344           -             2,344             -
                                                             --------         ------       --------          -----
         Total assets                                         948,455          3,172        945,124            159

                       LIABILITIES
                       -----------

LIABILITIES:
   Premiums payable                                               159           -              -               159
   Other payables                                               9,000           -             9,000             -
                                                             --------         ------       --------          -----
         Total liabilities                                      9,159           -             9,000            159
                                                             --------         ------       --------          -----
NET ASSETS AVAILABLE FOR PLAN BENEFITS                       $939,296         $3,172       $936,124          $  -
                                                             ========         ======       ========          =====


                        The accompanying notes are an integral part of this statement.

                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             COLLINWOOD 401(k) PLAN
                                             ----------------------


                                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                ---------------------------------------------------

                                                  DECEMBER 31, 1996
                                                  -----------------
                                                                                        Investment Funds
                                                                              ------------------------------------
                                                                                                          Directed
                                                                                           Interest       Purchase
                                                                              Mutual        Income        of Life
                                                              Total            Fund          Fund        Insurance
                                                              -----           ------       --------      ---------
                        ASSETS
                        ------
INVESTMENTS, at fair value:
  American Balanced Fund                                     $    313         $  313       $   -            $ -
  Washington Mutual Investors Fund                              3,721          3,721           -              -
  Hartford Life Insurance Company Group Annuity
      Contract                                                241,217           -           241,217           -
  Society National Bank MGD GIC Fund                          574,780           -           574,780           -
  Boatmen's Employee Benefit Short-Term Fund                    2,896            147          2,686           63
  Loans to participants                                        71,169           -            71,169           -
                                                             --------         ------       --------         ----
                                                              894,096          4,181        889,852           63
OTHER ASSETS:
  Contributions receivable (including employer's
      contribution of $1,040)                                   4,792             47          4,643          102
  Interest and dividends receivable                                13           -                13           -
  Loan payments receivable                                      2,097           -             2,097           -
  Interfund (payable) receivable                                 -              (117)           117           -
                                                             --------         ------       --------         ----
           Total assets                                       900,998          4,111        896,722          165

                       LIABILITIES
                       -----------
PREMIUMS PAYABLE                                                  165           -              -             165
                                                             --------         ------       --------         ----
NET ASSETS AVAILABLE FOR PLAN BENEFITS                       $900,833         $4,111       $896,722         $ -
                                                             ========         ======       ========         ====



                          The accompanying notes are an integral part of this statement.

                                              THE ANGELICA CORPORATION
                                              ------------------------

                                               COLLINWOOD 401(k) PLAN
                                               ----------------------


                           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           --------------------------------------------------------------

                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                        ------------------------------------
                                                                                        Investment Funds
                                                                              -------------------------------------
                                                                                                          Directed
                                                                                           Interest       Purchase
                                                                              Mutual        Income         of Life
                                                              Total            Fund          Fund         Insurance
                                                              -----           ------       --------       ---------
ADDITIONS:
  Participant contributions                                  $ 67,667        $   837       $ 65,034         $1,796
  Employer contributions                                       13,709             63         13,646           -
  Interest income                                              60,818              3         60,815           -
  Dividend income                                                 255            255           -              -
  Interfund transfers                                            -            (3,083)         3,083           -
  Net unrealized appreciation of investments                      121            121           -              -
  Net realized gain on sale of investments                        865            865           -              -
                                                             --------        -------       --------         ------
                                                              143,435           (939)       142,578          1,796
                                                             --------        -------       --------         ------
DEDUCTIONS:
  Participant withdrawals                                     103,176           -           103,176           -
  Life insurance premiums                                       1,796           -              -             1,796
                                                             --------        -------       --------         ------
                                                              104,972           -           103,176          1,796
                                                             --------        -------       --------         ------
          Net increase (decrease)                              38,463           (939)        39,402           -

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                           900,833          4,111        896,722           -
                                                             --------        -------       --------         ------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  END OF YEAR                                                $939,296        $ 3,172       $936,124         $ -
                                                             ========        =======       ========         ======



                          The accompanying notes are an integral part of this statement.

                      THE ANGELICA CORPORATION
                      ------------------------

                       COLLINWOOD 401(k) PLAN
                       ----------------------


          NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
          --------------------------------------------------------

                          DECEMBER 31, 1997 AND 1996
                          --------------------------


1.   DESCRIPTION OF PLAN:
     -------------------

The following description of The Angelica Corporation Collinwood 401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the plan document.

General
-------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
---------------------

The participating employers in the Plan are the Company and its subsidiaries. All fulltime union employees at the Company's Collinwood, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Contributions
-------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
-------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
--------
Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1997 and 1996, the Plan had $-0- and $3,453, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants. Although not shown separately in the accompanying financial statements, the liability to terminated participants is shown separately on the Form 5500.

Loan Provision
--------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans are secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
-------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of at least 10%. Such direction may be revised by participants on a monthly basis.

            Company Stock Fund
               This fund is invested in Angelica Corporation Common Stock.

            Mutual Fund
               Participants may choose to invest in the American Balanced Fund and/or the Washington Mutual Investors Fund.

            Interest Income Fund
               This fund is invested in group annuity contracts with Society National Bank.

            Directed Purchase of Life Insurance
               Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Basis of Accounting
-------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value, which approximates fair value.

Administrative Expenses
-----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENTS:
     -----------

The Trustee of the Plan holds the Plan's investments and executes transactions therein.

The fair values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996, are as follows:

                 December 31, 1997:
                   Society National Bank MGD GIC Fund                          $855,594
                   Loans to participants                                         66,918

                 December 31, 1996:
                   Hartford Life Insurance Company Group Annuity Contract      $241,217
                   Society National Bank MGD GIC Fund                           574,780
                   Loans to participants                                         71,169

4.   INCOME TAX STATUS:
     -----------------

The Company has received a determination letter dated October 7, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan, as amended and as currently operating, is in compliance with all applicable provisions of the Internal Revenue Code.

5.   TERMINATION OF THE PLAN:
     -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                                                     SCHEDULE I


                                            THE ANGELICA CORPORATION
                                            ------------------------

                                             COLLINWOOD 401(k) PLAN
                                             ----------------------


                            ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            ----------------------------------------------------------

                                                 DECEMBER 31, 1997
                                                 -----------------
                                                                     Number of
                                                                     Shares or
                                                                     Principal                             Fair
                                                                       Amount             Cost             Value
                                                                     ---------          --------         ---------
MUTUAL FUND:
  Washington Mutual Investors Fund                                     100.409          $  2,171          $  3,047
  Boatmen's BT Short-Term Investment Fund <Fa>                        $     51                51                51
                                                                                        --------          --------
                                                                                           2,222             3,098
                                                                                        --------          --------
INTEREST INCOME FUND:
  Society National Bank MGD GIC Fund                                  $855,594           855,594           855,594
  Boatmen's BT Short-Term Investment Fund <Fa>                        $ 15,383            15,383            15,383
  Loans to participants, interest ranging from 6.5% to 9.5% <Fa>      $ 66,918            66,918            66,918
                                                                                        --------          --------
                                                                                         937,895           937,895
                                                                                        --------          --------
DIRECTED PURCHASE OF LIFE INSURANCE:
  Boatmen's BT Short-Term Investment Fund <Fa>                        $     62                62                62
                                                                                        --------          --------
          Total investments                                                             $940,179          $941,055
                                                                                        ========          ========


<Fa>  Also a party-in-interest.



                          The accompanying notes are an integral part of this schedule.

                                                                                                          SCHEDULE II


                                                   THE ANGELICA CORPORATION
                                                   ------------------------

                                                    COLLINWOOD 401(k) PLAN
                                                    ----------------------


                                     ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS <Fa>
                                     ------------------------------------------------------

                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                              ------------------------------------
                                              Purchases                                   Sales
                                      -------------------------     -------------------------------------------------
                                       Number of       Purchase       Number of     Sales         Cost of      Gain/
     Description of Asset             Transactions      Price       Transactions    Price         Assets       (Loss)
     --------------------             ------------     --------     ------------    -----         -------      ------
Society National Bank MGD
   GIC Fund                                 6          $287,174          11        $ 43,324      $ 43,324       $  -

Boatmen's Employee Benefit
   Short-Term Fund <Fb>                    44           101,449          32         104,344       104,344          -

Boatmen's BT Short-Term
   Investment Fund <Fb>                    64           433,043          36         417,548       417,548          -


<Fa>  Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

<Fb>  Also a party-in-interest.



                          The accompanying notes are an integral part of this schedule.

                                                                   Exhibit 23
                                                                   of 11-K

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------

      As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Collinwood 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 2-97291.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


St. Louis, Missouri
April 28, 1998


                                    -14-